EXHIBIT 99.2

Constellation Energy Partners LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

i

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Balance Sheet

At June 30, 2007

	CEP Historical	Amvest Historical	Pro Forma Adjustments		CEP Pro Forma
Assets
Current assets
Cash and cash equivalents	$7,668	$3	$10,360	a,b,i	$18,031
Accounts receivable	9,717	4,381	(775)	a,i	13,323
Prepaid expenses	258	150	—		408
Risk management assets	5,922	—	—		5,922
Drilling fund	—	—	8,500	a	8,500
Other	2,033	6,039	(6,039)	i	2,033

Total current assets	25,598	10,573	12,046		48,217
Natural gas properties (See Note 2)
Natural gas properties and related equipment
Natural gas properties, equipment and facilities	306,448	130,451	223,578	a,i	660,477
Material and supplies	546	1,775	665	a	2,986
Less accumulated depreciation, depletion and amortization	(17,126)	(28,454)	28,454	i	(17,126)

Net natural gas properties	289,868	103,772	252,697		646,337
Other assets
Loan Costs	1,229	—	350	a,c,i	1,579
Intangible contracts	—	—	10,000	a,i	10,000
Other Non-Current Assets	4,050	12	(12)	i	4,050
Risk management assets	1,839	—	—		1,839

Total assets	$322,584	$114,357	$275,081		$712,022

Liabilities and members’ equity (deficit)
Liabilities
Current liabilities
Accounts payable	$2,364	$1,591	$788	a,c,i	$4,743
Payable to affiliate	1,822	—	—		1,822
Accrued liabilities	3,847	1,137	(484)	a,i	4,500
Royalty payable	2,999	1,669	(389)	a,i	4,279
Deferred taxes	—	92	(92)	i	—
Environmental liability	717	—	—		717
Mark to market derivative liabilities	—	—	—		—

Total current liabilities	11,749	4,489	(177)		16,061
Other liabilities
Asset retirement obligation	5,933	871	2,730	a	9,534
Deferred taxes	—	29,330	(29,330)	i	—
Mark to market derivative liabilities	1,873	—	—		1,873
Debt	82,500	—	70,500	b	153,000

Total other liabilities	90,306	30,201	43,900		164,407

Total liabilities	102,055	34,690	43,723		180,468
Class D Interests	7,667	—	—		7,667
Members’ equity (deficit)
Members’ equity	203,354	79,667	231,358	b,i	514,379
Accumulated other comprehensive income	9,508	—	—		9,508

Total members’ equity	212,862	79,667	231,358		523,887

Total liabilities and members’ equity	$322,584	$114,357	$275,081		$712,022

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

	CEP Historical	EQR and KPC Historical	Amvest Historical	Newfield Historical	Pro Forma Adjustments		CEP Pro Forma
Revenues
Gas sales	$36,917	$18,772	$36,632	$26,067	$(1,625)	i	$116,763

Total Revenues	36,917	18,772	36,632	26,067	(1,625)		116,763
Expenses:
Operating expenses:
Lease operating expenses	7,234	8,806	6,871	5,712	(1,625)	i	26,998
Cost of sales	—	—	1,481	—	—		1,481
Production taxes	1,783	812	2,126	1,506	—		6,227
General and administrative	4,573	—	4,809	—	—	h	9,382
Depreciation, depletion and amortization	7,444	544	8,604	—	25,960	d	42,552
Accretion expense	141	—	42	—	400	e	583

Total operating expenses	21,175	10,162	23,933	7,218	24,735		87,223
Other expense/(income)
Interest expense	221	—	1,178	—	8,452	f,g	9,851
Interest (income)	(468)	—	—	—	—		(468)
Other (income)	—	—	(12)	—	—		(12)

Total other expenses/(income)	(247)	—	1,166	—	8,452		9,371

							—
Total expenses	20,928	10,162	25,099	7,218	33,187		96,594

Income before taxes	$15,989	$8,610	$11,533	$18,849	$(34,812)		$20,169
Income tax provision	—	—	4,333	—	(4,333)	i	—
Net income (loss)	$15,989	$8,610	$7,200	$18,849	$(30,479)		$20,169
Other comprehensive income	13,113	—	—	—	—		13,113

Comprehensive income (loss)	$29,102	$8,610	$7,200	$18,849	$(30,479)		$33,282

Earnings per unit - Basic	$1.41						$.90
Units outstanding - Basic	11,320,300				11,030,828	b	22,351,128
Earnings per unit - Diluted	$1.41						$.90
Units outstanding - Diluted	11,320,300				11,030,828	b	22,351,128

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2007

	CEP Historical	EQR and KPC Historical	Amvest Historical	Newfield Historical	Pro Forma Adjustments		CEP Pro Forma
Revenues
Gas sales	$26,497	$4,702	$20,073	$12,548	$(407)	i	$63,413
Loss from mark-to-market activities	(5,401)	—	—	—	—		(5,401)

Total Revenues	21,096	4,702	20,073	12,548	(407)		58,012
Expenses:
Operating expenses:
Lease operating expenses	4,745	1,966	3,992	2,827	(407)	i	13,123
Cost of sales	—	—	698	—	—		698
Production taxes	1,144	171	1,143	767	—		3,225
General and administrative	3,390	—	2,166	—	—	h	5,556
Loss on sale of asset	94	—	—	—	—		94
Depreciation, depletion and amortization	5,543	163	5,544	—	10,991	d	22,241
Accretion expense	113	—	21	—	146	e	280

Total operating expenses	15,029	2,300	13,564	3,594	10,730		45,217
Other expense/(income)
Interest expense	1,825	—	683	—	2,981	f,g	5,489
Interest (income)	(135)	—	—	—			(135)
Other (income)	(70)	—	(37)	—	—		(107)

Total other expenses/(income)	1,620	—	646	—	2,981		5,247

Total expenses	16,649	2,300	14,210	3,594	13,711		50,464

Income before taxes	$4,447	$2,402	$5,863	$8,954	$(14,118)		$7,548
Income tax provision	—	—	1,857	—	(1,857)	i	—
Net income (loss)	$4,447	$2,402	$4,006	$8,954	$(12,261)		$7,548
Other comprehensive income	(3,605)	—	—	—	—		(3,605)

Comprehensive income (loss)	$842	$2,402	$4,006	$8,954	$(12,261)		$3,943

Earnings per unit - Basic	$0.36						$.34
Units outstanding - Basic	12,201,279				10,149,849	b	22,351,128
Earnings per unit - Diluted	$0.36						$.34
Units outstanding - Diluted	12,201,279				10,149,849	b	22,351,128
Distributions declared and paid per unit	$0.6736						$0.6736

Constellation Energy Partners LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2007, is derived from:

•	the historical consolidated financial statements of Constellation Energy Partners LLC (“CEP,” or the “Company”);

•	the preliminary purchase price allocation of certain oil and natural gas properties acquired from Newfield Mid-Continent Inc. (“Newfield”); and

•	the preliminary purchase price allocation of certain oil and natural gas properties and other related assets acquired in the purchase of Amvest Osage, Inc. (“Amvest”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, are derived from:

•	the historical consolidated financial statements of CEP;

•	the historical statements of direct revenues and direct operating expenses of Newfield;

•	the historical consolidated financial statements of Amvest;

•	the historical statements of direct revenues and direct operating expenses of EnergyQuest Resources, L.P. (“EQR”); and

•	the historical financial statements of Kansas Processing EQR, LLC (“KPC”).

The unaudited pro forma condensed combined balance sheet gives effect to the Newfield and Amvest acquisitions and the related financing activities as if the transactions had occurred on June 30, 2007. The unaudited pro forma condensed combined statements of operation give effect to the Newfield, Amvest, EQR, and KPC acquisitions and the related financing activities as if the transactions had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements reflect the following transactions:

•	the Newfield, Amvest, EQR, and KPC acquisitions;

•	the equity issuance of additional Class B units on September 21, 2007, used to finance the Newfield acquisition;

•	the equity issuance of additional Class B units and Class F units on July 25, 2007, used to finance the Amvest acquisition;

•	an increase in debt in August 2007 and in September 2007, used to finance the Newfield acquisition and to fund certain investment capital expenditures in the Cherokee Basin; and

•	an increase in debt in July 2007, used to finance the Amvest acquisition and to fund certain investment capital expenditures in the Black Warrior Basin and Cherokee Basin.

The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2007, in our Annual Report on Form 10-K for the year ended December 31, 2006 or elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2007.

The pro forma statements should also be read in conjunction with the statements of revenues and direct operating expenses for Newfield and the notes thereto included elsewhere in this Form 8-K/A, the consolidated financial statements of Amvest included in a Form 8-K/A filing with the SEC dated September 14, 2007, and with the statements of direct revenues and direct operating expenses for EQR and the notes thereto and the consolidated financial statements of KPC included in a Form 8-K/A filing with the SEC dated July 5, 2007.

2. ACQUISITION AND PRELIMINARY PURCHASE PRICE ALLOCATION

Newfield Acquisition

The Newfield acquisition was completed on September 21, 2007 (“Closing Date”). The Company acquired certain oil and natural gas properties from Newfield for approximately $128.0 million, subject to purchase price adjustments.

The acquisition included approximately 600 net producing wells on approximately 80,000 net acres with current net production of approximately 9.3 MMcfe per day. Also included were support equipment and facilities, including a pipeline gathering system.

The total consideration was $132.7 million which consisted of cash of $129.0 million and estimated transaction costs of $1.0 million. The Company assumed liabilities of $2.7 million, primarily associated with abandonment obligations on the properties. The purchase price allocation of the total consideration of $132.7 million is as follows:

Natural Gas and Oil Properties	$113.5 million
Unproved Properties	2.6 million
Pipelines	10.0 million
Other PP&E	1.0 million
Intangible Third Party Gas Contracts	5.0 million
Inventory	0.6 million
Asset Retirement Obligation	(2.7) million

Total	$130.0 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices, and other estimates by management. The purchase price allocation related to the Newfield acquisition is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

A post-closing adjustment will occur within 90 days of the Closing Date to settle certain items including the revenue distributions and certain expenses associated with the oil and gas properties after the effective date of July 1, 2007. Additionally, as of the Closing Date, Newfield had been unable to obtain third-party consents (the “Outstanding Consents”) with respect to certain oil and gas leases and related assets (the “Designated Properties”) which represent less than 14% of the aggregate purchase price of the acquisition. As a result of the Outstanding Consents, Newfield and the Company entered into a Nominee Agreement pursuant to which Newfield will hold legal title for the benefit of the Company for the Designated Properties. As required under the Nominee Agreement, during the 90 day period following the Closing Date (the “Cure Period”), Newfield shall use diligent, commercially reasonable efforts to obtain the Outstanding Consents with respect to the Designated Properties, and shall deliver to the Company assignments of all of its right, title and interest in all of the Designated Properties as to which Outstanding Consents are obtained during the Cure Period. If Newfield fails to obtain Outstanding Consents for any of the Designated Properties within the Cure Period, the Company may reassign to Newfield its beneficial interest in such property and shall be entitled to a refund from Newfield of the purchase price paid with respect to such property, subject to certain adjustments.

Amvest Acquisition

The Amvest acquisition was completed on July 25, 2007. The Company acquired certain oil and natural gas properties in purchasing Amvest for approximately $240.0 million, subject to purchase price adjustments.

The acquisition included a 13 year exclusive concession from the Osage Nation for coalbed methane and shale rights on approximately 560,000 net acres in Osage County, Oklahoma, with potential for up to 100,000 additional acres, and approximately 370 producing wells with current net production of approximately 16 MMcfe per day. Also included were support equipment and facilities, including certain pipeline gathering systems.

The total consideration was $241.9 million which consisted of cash of $241.0 million and estimated transaction costs of $0.9 million. An amount of $8.5 million was included in a drilling escrow fund that was used by the Company for drilling programs on proved undeveloped locations after the close of the transaction. The purchase price allocation of the total consideration (after the return of the drilling fund) of $233.4 million is as follows:

Natural Gas and Oil Properties	$181.3 million
Unproved Properties	38.4 million
Pipelines	5.0 million
Other PP&E	1.4 million
Intangible Third Party Gas Contracts	5.0 million
Net Working Capital	2.3 million

Total	$233.4 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices, other estimates by management, and a preliminary valuation report. The purchase price allocation related to the Amvest acquisition is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the following:

a.	the Newfield and Amvest acquisitions as detailed in Note 2.

b.	the issuance and sale of 2,470,592 Common Units for approximately $104.7 million ($105 million less $0.3 million in estimated expenses) and borrowings of $28.0 million under the reserve-based credit facility to fund the remaining balance of the Newfield purchase price and certain capital expenditures in the Cherokee Basin and the issuance and sale of 3,371,219 Class F Units and 2,664,998 Common Units for approximately $206.3 million ($210.0 million less $3.675 million in estimated expenses) and borrowings of $42.5 million under the reserve-based credit facility to fund the remaining balance of the Amvest purchase price and certain investment capital expenditures in the Black Warrior Basin and the Cherokee Basin.

c.	the debt issuance costs of approximately $0.35 million related to the borrowings under the reserve-based credit facility to fund the remaining purchase price of Amvest.

d.	recording incremental depreciation, depletion and amortization expense related to the assets acquired in the Newfield, Amvest, EQR, and KPC acquisitions based on the relative fair value allocation of the purchase price to the acquired assets. The proforma depletion expense attributable to the Amvest acquisition has been updated to reflect a proved reserve estimate from September 26, 2007.

e.	recording incremental accretion expense related to the assumed asset retirement obligations of Newfield and EQR.

f.	recording incremental interest expense at 7.45% associated with the increase in long-term debt of approximately $28.0 million incurred to fund the balance of the purchase price of Newfield, as well as to fund planned capital expenditures on these properties; recording incremental interest expense at 7.11% associated with the increase in long-term debt of approximately $42.5 million incurred to fund the balance of the purchase price of Amvest, as well as to fund planned capital expenditures on these properties; and recording incremental interest expense at 7.235% associated with the increase in long-term debt of approximately $60.5 million incurred to fund the balance of the purchase price of EQR and KPC, the escrow deposit and certain investment capital expenditures in the Black Warrior Basin.

A 0.125% increase or decrease in this rate results in a $0.16 million change in interest expense associated with these increases in outstanding debt.

g.	recording incremental amortization of additional debt issuance costs associated with an increase in the reserve-based credit facility.

h.	no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with a Transition Services Agreement, pursuant to which Newfield will operate the Newfield assets and conduct a specified drilling program on CEP’s behalf until December 31, 2007. In addition, no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with a Transition Services Agreement, pursuant to which EQR will operate the EQR and KPC assets and conduct a specified drilling program on CEP’s behalf. The Transition Services Agreement provides for a reimbursement of EQR’s actual costs plus a 10% premium for any general and administrative services that CEP specifically requests. This amount may not be indicative of any actual future general and administrative costs incurred by CEP. Under this agreement, CEP estimates that the monthly requested general and administrative services related to EQR will be approximately $140,000 per month.

i.	to eliminate intercompany activities between EQR and KPC, to eliminate historical balances from Amvest not acquired in the transaction, to eliminate historical interest expense on historical affiliate balances, and to eliminate historical income tax-related balances as CEP is not a taxpayer.

4. DEBT

Newfield Acquisition

In August 2007, the Company borrowed $13.0 million under the reserve-based credit facility to fund an acquisition deposit escrow account for the purchase of the Newfield assets. In September 2007, the Company borrowed an additional $15.0 million to fund the purchase price of the Newfield acquisition, as well as to fund a portion of planned capital expenditures on these properties.

In August 2007, the amount guaranteed under the credit support fee agreement with Constellation Energy Group, Inc. (“CEG”), under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $10.0 million. The guarantee is for financial derivatives that the Company entered into in anticipation of the Newfield acquisition.

Amvest Acquisition

In July 2007, the Company borrowed $42.5 million under the reserve-based credit facility to fund the purchase price of the Amvest acquisition, as well as to fund a portion of planned capital expenditures on these properties. On July 6, 2007, the borrowing base of the reserve-based credit facility was increased to $135.0 million, and then to $180.0 million on July 26, 2007.

In July 2007, the amount guaranteed under the credit support fee agreement with Constellation Energy Group, Inc. (“CEG”), under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $15.0 million. This guarantee and a previous guarantee for $25.0 million were released effective July 6, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $135.0 million. On July 13, 2007, the Company entered into a credit support fee agreement with CEG under which CEG guaranteed credit support up to $15.0 million for financial derivatives that the Company entered into in relation to the Amvest acquisition. This guarantee was released on July 26, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $180.0 million. Debt issuance costs related to these transactions were approximately $0.5 million which are being amortized over the life of the facility. The reserve-based credit facility will mature in October 2010.

5. EQUITY ISSUANCE

Newfield Acquisition

On August 2, 2007, the Company entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 2,470,592 common units representing Class B limited liability company interests in the Company (the “New Common Units”) in a private placement for an aggregate purchase price of approximately $105 million. The Company used the proceeds from the private placement, together with funds available under the Company’s revolving credit facility, to fund the purchase price of the Newfield acquisition. At the issuance of the New Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units. Estimated offering expenses were $0.3 million.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers dated September 21, 2007, the closing date of the private placement. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement within 90 days of the closing date, and use its commercially reasonable efforts to cause the registration statement to become effective no later than 135 days following the closing date. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights under certain circumstances. These registration rights, which represent the right to register and sell unregistered units in the event that the Company conducts an offering, are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 165 days after the closing date, then the Company must pay each Purchaser, as liquidated damages, 0.25% of the product of $42.50 times the number of New Common Units purchased by such Purchaser (the “Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 165th day after the closing date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each Purchaser.

Amvest Acquisition

On July 16, 2007, the Company entered into a Class F Unit and Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain unaffiliated third-party investors (the “July Purchasers”) to sell 3,371,219 Class F Units representing limited liability company interests (the “Class F Units”) and 2,664,998 common units representing Class B limited liability company interests in a private placement for an aggregate purchase price of approximately $210 million. The Company issued and sold 3,371,219 Class F Units and 2,664,998 Common Units to the July Purchasers pursuant to the Unit Purchase Agreement on July 25, 2007. The Company used the proceeds from the private placement, together with funds available under the Company’s revolving credit facility, to fund the purchase price of the Amvest acquisition. At the issuance of the Class F and Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units. Estimated offering expenses were $3.675 million.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “July Registration Rights Agreement”) with the July Purchasers dated July 25, 2007, the closing date of the private placement. Pursuant to the July Registration Rights Agreement, the Company is required to prepare and file a registration statement within 90 days of the closing of the private placement (the “Closing Date”), and use its commercially reasonable efforts to cause the registration statement to become effective no later than 135 days following the Closing Date. In addition, the July Registration Rights Agreement gives the July Purchasers piggyback registration rights under certain circumstances. These registration rights, which represent the right to register and sell unregistered units in the event that the Company conducts an offering, are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 165 days after the Closing Date, then the Company must pay each July Purchaser, as liquidated damages, 0.25% of the sum of the product of $34.43 times the number of Class F Units purchased by such July Purchaser plus the product of $35.25 times the number of Common Units purchased by such July Purchaser (the “July Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 165th day after the Closing Date, increasing by an additional 0.25% of the July Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the July Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each July Purchaser.

6. SUBSEQUENT EVENT

Conversion of Class F Units

On October 12, 2007, at a special meeting of common unitholders, the Company’s common unitholders approved the conversion of all outstanding Class F units into common units.

As a result of the approval, all 3,371,219 of the Company’s outstanding Class F units will be canceled and the same number of common units will be issued to the former holders of Class F units.

To facilitate the conversion, the common unitholders approved both a change in the terms of the Company’s Class F units to provide that each Class F unit is convertible into the Company’s common units, and the issuance of additional common units upon the conversion of the Class F units.

7. SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

The following table sets forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transactions relating to the Newfield, Amvest, and EQR acquisitions as if they had occurred on January 1, 2006. The information excludes reserves related to royalty and net profit interests. The Company’s estimate of proved reserves is based on the quantities of natural gas that engineering and geological analyses demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Natural Gas Reserves - MMCF

Year-Ended December 31, 2006

	CEP Historical	EQR Historical	Amvest Historical	Newfield Historical	CEP Pro Forma
Beginning Balance	112,025	39,822	76,733	35,912	264,492
Extensions and discoveries	—	5,334	25,678	4,446	35,458
Purchases of reserves in place	—	—	3,665	—	3,665
Sales of reserves in place	—	—	—	—	—
Revisions of previous estimates	12,952	(1,668)	(30,651)	(2,795)	(22,162)
Production	(4,641)	(2,279)	(5,367)	(3,995)	(16,282)

End of year	120,336	41,209	70,058	33,568	265,171

Total developed reserves	97,387	23,479	44,170	21,510	186,546

Oil, Condensate, and Liquids - MBBLS

Year-Ended December 31, 2006
	CEP Historical	EQR Historical	Amvest Historical	Newfield Historical	CEP Pro Forma
Beginning Balance	—	8	209	449	666
Extensions and discoveries	—	—	—	28	28
Purchases of reserves in place	—	—	—	—	—
Sales of reserves in place	—	—	—	—	—
Revisions of previous estimates	—	8	31	(243)	(204)
Production	—	(2)	(26)	(32)	(60)

End of year	—	14	214	202	430

Total developed reserves	—	14	214	146	374

Natural Gas Equivalents - MMCFE

Year-Ended December 31, 2006
	CEP Historical	EQR Historical	Amvest Historical	Newfield Historical	CEP Pro Forma
Beginning Balance	112,025	39,873	77,990	38,604	268,492
Extensions and discoveries	—	5,334	25,678	4,614	35,626
Purchases of reserves in place	—	—	3,665	—	3,665
Sales of reserves in place	—	—	—	—	—
Revisions of previous estimates	12,952	(1,621)	(30,467)	(4,255)	(23,391)
Production	(4,641)	(2,293)	(5,526)	(4,187)	(16,647)

End of year	120,336	41,293	71,340	34,776	267,745

Total developed reserves	97,387	23,563	45,452	22,386	188,788

The following table sets forth certain unaudited pro forma information for the Company’s standardized measure of discounted cash flows relating to proved oil and natural gas reserves as of December 31, 2006, giving effect to the transactions relating to the Newfield, Amvest, and EQR acquisitions as if they had occurred on January 1, 2006. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below.

Future cash inflows are calculated by applying year-end prices of natural gas, relating to the proved reserves, to the year-end quantities of those reserves. Future cash inflows exclude the impact of the Company’s hedging program and mark-to-market derivatives. Future development and production costs represent the estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. In addition, asset retirement obligations are included within future production and development costs. There are no future income tax expenses because the Company is a non-taxable entity.

The assumptions used to compute estimated future cash inflows do not necessarily reflect expectations of actual revenues or costs or their present value. In addition, variations from expected production rates could result directly or indirectly from factors outside of the Company’s control, such as unexpected delays in development, changes in prices or regulatory or environmental policies. The reserve valuation further assumes that all reserves will be disposed of by production; however, if reserves are sold in place, additional economic considerations could also affect the amount of cash eventually realized.

Standardized Measure

Year-Ended December 31, 2006

	CEP Historical	EQR Historical	Amvest Historical	Newfield Historical	CEP Pro Forma
Future cash inflows	677,866	216,410	412,325	171,053	1,477,654
Future production costs	(257,502)	(79,642)	(178,655)	(55,017)	(570,816)
Future estimated development costs	(64,673)	(24,629)	(40,742)	(18,762)	(148,806)

Future net cash inflows	355,691	112,139	192,928	97,274	758,032
10% annual discount for estimated timing of cash flows	(235,504)	(52,037)	(76,205)	(29,474)	(393,220)

Standardized measure of discounted estimated future net cash flows(A)	120,187	60,102	116,723	67,800	364,812

(A)	All historical cash flows are presented pre-tax as the Company is not a taxpayer.

The following table sets forth certain unaudited pro forma information for the principal sources of changes in discounted future net cash flows from the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transactions relating to the Newfield, Amvest, and EQR acquisitions as if they had occurred on January 1, 2006.

Changes in Standardized Measure

Year-Ended December 31, 2006

	CEP Historical	EQR Historical	Amvest Historical	Newfield Historical	CEP Pro Forma
Beginning of the period	295,435	109,627	297,930	164,506	867,498
Sales and transfer of natural gas and oil, net of production costs	(40,064)	(11,996)	(46,925)	(25,418)	(124,403)
Net changes in prices and production costs related to future production	(193,499)	(52,950)	(174,114)	(81,389)	(501,952)
Development costs incurred during the period	12,292	1,457	14,469	3,878	32,096
Changes in extensions and discoveries	—	9,239	27,838	8,996	46,073
Revisions of previous quantity estimates	18,435	(3,013)	(45,702)	(9,896)	(40,176)
Purchases of reserves in place	—	—	13,435	—	13,435
Accretion discount	29,624	10,963	29,792	16,451	86,830
Other	(2,036)	(3,225)	—	(9,328)	(14,589)

Standardized measure of discounted estimated future net cash flows(A)	120,187	60,102	116,723	67,800	364,812

(A)	All historical changes in cash flows are presented pre-tax as the Company is not a taxpayer.